ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
2008003768

Filing Date and Time
01/18/2008

Entity Number
E003341200

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Lamarun Resources, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Empire Stock Transfer Inc. Name 2470 Saint Rose Pkwy, Ste. 304 — Henderson — Nevada 89074 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 62,000,000 — Par value per share: $ .001 — Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Harvinder Klare Name 242 Edenbrooke Hill Drive — Brampton, Ontario, CANADA — State — 17A 2W6 Street Address — City — State — Zip Code 2. Gary Sangha Name 107 Tollgate Drive — Ancaster, Ontario, CANADA — 19G 5C9 Street Address — City — State — Zip Code 3. Ken Bhandal Name 158 Torrancewood Drive — Brampton, Ontario, CANADA — 16Y 4K2 Street Address — City — State — Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Patrick Mokros — X [signature] Name — Signature 2470 Saint Rose Pkwy, Ste. 304 — Henderson — NV — 89074 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — 1/17/08 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.